Exhibit 99.1

Press Release
Investor Contact: Ankit Hira or Ed Yuen
Solebury Trout for Bentley Systems
ir@bentley.com
1-610-458-2777
Media Contact:
Carey Mann
carey.mann@bentley.com
1-610-458-3170

Bentley Systems Announces First Quarter 2021 Operating Results
EXTON, Pa. – May 11, 2021: Bentley Systems, Incorporated (Nasdaq: BSY) (“Bentley Systems” or the “Company”), the infrastructure engineering software company, today announced operating results for its quarter ended March 31, 2021.
First Quarter 2021 Financial Results:
•Total revenues were $222.0 million, up 14.0% year-over-year;
•Subscriptions revenues were $188.1 million, up 10.5% year-over-year;
•Last twelve-month recurring revenues were $716.9 million, up 10.7% year-over-year;
•Last twelve-month recurring revenues dollar-based net retention rate was 107% (calculated under Topic 606), compared to 109% (calculated under Topic 605) for the same period last year;
•Last twelve-month account retention rate was 98% (calculated under Topic 606), compared to 98% (calculated under Topic 605) for the same period last year;
•Annualized Recurring Revenue (“ARR”) was $760.2 million as of March 31, 2021, representing a constant currency ARR growth rate of 10% from March 31, 2020;
•GAAP operating income was $55.6 million, compared to $46.0 million for the same period last year;
•GAAP net income was $57.0 million, compared to $29.7 million for the same period last year. GAAP net income per diluted share was $0.18, compared to $0.10 for the same period last year;
•Adjusted Net Income was $64.0 million, compared to $43.2 million for the same period last year. Adjusted Net Income per diluted share was $0.20 compared to $0.15 for the same period last year;
•Adjusted EBITDA was $82.8 million, compared to $57.9 million for the same period last year. Adjusted EBITDA margin was 37.3%, compared to 29.8% for the same period last year;
•Cash flow from operations was $132.8 million, compared to $72.6 million for the same period last year.

Definitions of the non‑GAAP financial measures used in this press release and reconciliations of such measures to the most comparable GAAP financial measures are included below under the heading “Use and Reconciliation of Non‑GAAP Financial Measures.”
“Our first quarter operating results were broadly consistent with the progression of the same mildly improving application usage trends we reported earlier this year, with our established quarterly seasonalization, and with the outlook we have previously expressed for the unfolding of full-year 2021. On the other hand, the quarter’s unprecedented operating margins and operating cash flows benefited from circumstances likely unique to this unusual year. Of note, we are pleased by the indicated market demand for our applications within our newly-targeted ‘SMB’ prospects— our Virtuosity subscriptions have attracted over a thousand accounts new to Bentley Systems, since inception less than a year ago,” said Greg Bentley, CEO.
“I believe the long-term potential of infrastructure digital twins will be accelerated by the ‘programmatic’ acquisitions we announced last month, of INRO to add multi-modal and dynamic simulation capabilities for mobility digital twins, and of sensemetrics and Vista Data Vision to extend our iTwin platform for infrastructure IoT. Anticipating the closing later in this quarter of our largest acquisition to date, Seequent, subject to the completion of regulatory review, when we announce our second quarter operating results we will update our financial outlook for 2021 to reflect acquisition impacts,” concluded Mr. Bentley.
First Quarter 2021 Financial Developments:
•In January 2021, we entered into the Second Amendment to the Amended and Restated Credit Agreement dated December 19, 2017, which increased the senior secured revolving loan facility from $500.0 million to $850.0 million and extended the maturity date from December 18, 2022 to November 15, 2025.
•In January 2021, we completed a private offering of $690.0 million of 0.125% convertible senior notes due 2026 (the “2026 Notes”). We incurred $18.1 million of expenses in connection with the 2026 Notes offering consisting of the payment of initial purchasers’ discounts and commissions, professional fees, and other expenses (“transaction costs”). Transaction costs were recorded as a direct deduction from the related debt liability in the consolidated balance sheet and are amortized to interest expense using the effective interest method over the term of the 2026 Notes.
•In connection with the pricing of the 2026 Notes, we entered into capped call options with certain of the initial purchasers or their respective affiliates and certain other financial institutions. The capped call options are expected to reduce potential dilution to our Class B Common Stock upon any conversion of 2026 Notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. We paid premiums of $25.5 million in connection with the capped call options and they have been included as a net reduction to Additional paid-in capital in the consolidated balance sheet.
•On March 11, 2021, we entered into a definitive agreement to acquire Seequent, a leader in software for geological and geophysical modeling, geotechnical stability, and cloud services for geodata management and collaboration, for approximately $900.0 million in cash, net of cash acquired and subject to customary adjustments, including for working capital, plus 3,141,361 shares of our Class B Common Stock. Seequent is expected to deepen the potential of our infrastructure digital twins offerings to help understand and mitigate environmental risks, advancing resilience, and sustainability. The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close during the second quarter of 2021. We expect to use readily available cash, including a portion of the net proceeds from the 2026 Notes, and borrowings under our Credit Facility to fund the cash component of the transaction. For the three months ended March 31, 2021, we incurred $6.7 million of expenses related to entering into the definitive agreement to acquire Seequent.
•For the three months ended March 31, 2021, the Company reported an effective tax rate of 15.3%. The unusually low effective tax rate was primarily due to the tax benefit associated with stock‑based compensation, partially offset by the impact from officer compensation limitation provisions.

Operating Results Call Details
Bentley Systems will host a live Zoom Video Webinar on May 11, 2021 at 8:30 a.m. Eastern Time to discuss financial and operating results for its first quarter ended March 31, 2021.
Those wishing to participate should access the live Zoom Video Webinar of the event through a direct registration link at https://zoom.us/webinar/register/WN_XcHUVJklTrCeRvyQUGNxNg. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at https://investors.bentley.com. Presentation materials will be posted prior to the webinar on Bentley Systems’ Investor Relations website. In addition, a replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website for one year.
Definitions of Certain Key Business Metrics
Definitions of the non‑GAAP financial measures used in this earnings release and reconciliations of such measures to their nearest GAAP equivalents are included below under “Use and Reconciliation of Non‑GAAP Financial Measures.” Certain non‑GAAP measures included in our financial outlook are not being reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward‑looking basis. The Company is unable to reconcile these forward‑looking non‑GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected for these periods not to impact the non‑GAAP measures, but would impact GAAP measures. Such unavailable information, which could have a significant impact on the Company’s GAAP financial results, may include stock‑based compensation charges, depreciation and amortization of capitalized software costs and of acquired intangible assets, realignment expenses, and other items.
Last twelve-month recurring revenues are calculated as recurring revenues recognized over the preceding twelve‑month period. We define recurring revenues as subscription revenues that recur monthly, quarterly, or annually with specific or automatic renewal clauses and professional services revenues in which the underlying contract is based on a fixed fee and contains automatic annual renewal provisions.
Constant Currency Metrics
In reporting period‑over‑period results, we calculate the effects of foreign currency fluctuations and constant currency information by translating current period results using prior period average foreign currency exchange rates. Our definition of constant currency may differ from other companies reporting similarly named measures, and these constant currency performance measures should be viewed in addition to, and not as a substitute for, our operating performance measures calculated in accordance with GAAP.
•Our last twelve‑month recurring revenues dollar‑based net retention rate is calculated, using the average exchange rates for the prior period, as follows: the recurring revenues for the current period, including any growth or reductions from accounts with recurring revenues in the prior period (“existing accounts”), but excluding recurring revenues from any new accounts added during the current period, divided by the total recurring revenues from all accounts during the prior period. A period is defined as any trailing twelve months. Prior to the year ended December 31, 2020, the recurring revenues dollar‑based net retention rate was calculated using revenues recognized pursuant to Topic 605 for all periods in order to enhance comparability during our transition to Topic 606 as we did not have all information that was necessary to calculate account retention rate pursuant to Topic 606 for earlier periods.

•Our last twelve-month account retention rate for any given twelve‑month period is calculated using the average currency exchange rates for the prior period, as follows: the prior period recurring revenues from all accounts with recurring revenues in the current and prior period, divided by total recurring revenues from all accounts during the prior period. Prior to the year ended December 31, 2020, the account retention rate was calculated using revenues recognized pursuant to Topic 605 for all periods in order to enhance comparability during our transition to Topic 606 as we did not have all information that was necessary to calculate account retention rate pursuant to Topic 606 for earlier periods.
•Our constant currency ARR growth rate is the growth rate of our ARR, measured on a constant currency basis. Our ARR is defined as the sum of the annualized value of our portfolio of contracts that produce recurring revenue as of the last day of the reporting period, and the annualized value of the last three months of recognized revenues for our contractually recurring consumption‑based software subscriptions with consumption measurement durations of less than one year.
Use and Reconciliation of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we have calculated adjusted cost of subscriptions and licenses, adjusted cost of services, adjusted research and development, adjusted selling and marketing, adjusted general and administrative, adjusted income from operations, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted EBITDA, and Adjusted EBITDA margin, each of which are non‑GAAP financial measures. We have provided tabular reconciliations of each of these non‑GAAP financial measures to such measure’s most directly comparable GAAP financial measure.
Management uses these non‑GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non‑GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period‑over‑period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as to compare our financial results to those of other companies. Our definitions of these non‑GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non‑GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the financial statements included in our Quarterly Report on Form 10‑Q to be filed with the U.S. Securities and Exchange Commission (“SEC”).
We calculate these non‑GAAP financial measures as follows:
•Adjusted cost of subscriptions and licenses is determined by adding back to GAAP cost of subscriptions and licenses, amortization of purchased intangibles and developed technologies, stock‑based compensation, and realignment expenses, for the respective periods;
•Adjusted cost of services is determined by adding back to GAAP cost of services, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted research and development is determined by adding back to GAAP research and development, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted selling and marketing is determined by adding back to GAAP selling and marketing, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted general and administrative is determined by adding back to GAAP general and administrative, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;

•Adjusted income from operations is determined by adding back to GAAP operating income, amortization of purchased intangibles and developed technologies, stock‑based compensation, acquisition expenses, and realignment expenses for the respective periods;
•Adjusted Net Income is defined as net income adjusted for the following: amortization of purchased intangibles and developed technologies, stock‑based compensation, acquisition expenses, realignment expenses, other non‑operating income and expense (primarily foreign exchange gain (loss)), net, the tax effect of the above adjustments to net income, and loss from investment accounted for using the equity method, net of tax. The tax effect of adjustments to net income is based on the estimated marginal effective tax rates in the jurisdictions impacted by such adjustments;
•Adjusted Net Income per diluted share is determined by dividing Adjusted Net Income by the weighted average diluted shares;
•Adjusted EBITDA is defined as net income adjusted for interest expense, net, provision for income taxes, depreciation and amortization, stock‑based compensation, acquisition expenses, realignment expenses, other non‑operating income and expense (primarily foreign exchange gain (loss)), net, and loss from investment accounted for using the equity method, net of tax;
•Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues.
We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view these non‑GAAP financial measures in conjunction with the related GAAP financial measures.
Forward-Looking Statements
The forward-looking statements contained in this earnings release reflect Bentley Systems’ expectations as of today’s date. Given the number of risk factors, uncertainties, and assumptions discussed below, actual results may differ materially.
Any statements made in this earnings release that are not statements of historical fact, including statements about our 2021 financial outlook and our beliefs and expectations, the planned acquisition of Seequent and the timing thereof, the impact of the acquisition on Bentley’s financial condition and results of operations and the products, services, and business relationships of each of Bentley and Seequent, are forward‑looking statements and should be evaluated as such. Forward‑looking statements include information concerning possible or assumed future results of operations, business plans, pending acquisitions and/or the integration of completed acquisitions, and business strategies. Forward‑looking statements are based on Bentley Systems management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited, to macroeconomic conditions, pandemic consequences, Bentley’s ability to successfully integrate or operate Seequent’s business, any costs or delays attributable to obtaining required regulatory approvals for the acquisition, costs related to the acquisition, adverse changes in the capital markets environment and Bentley’s ability to access additional financing on terms acceptable to it or at all, changes in Seequent’s customer base or geographic footprint, failure to retain personnel necessary for the operation or integration of Seequent’s business, changes in the industries in which Seequent’s customers operate, the competitive environment in which both Bentley and Seequent operate and competitive responses to the acquisition, Bentley and Seequent’s ability to innovate, develop new products or modify existing products, general economic, market, and business conditions, unanticipated impact of accounting for acquisitions, and the ability to satisfy the conditions to the completion of the acquisition on the anticipated schedule, or at all.

Further information on factors which may cause actual results to differ materially from current expectations include, but are not limited, those described under the heading “Risk Factors” in the Company’s 2020 Annual Report on Form 10‑K, and the Company’s subsequent filings with the SEC. Copies of each filing may be obtained from the Company or the SEC on their respective websites. All forward‑looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward‑looking statements to reflect future events or circumstances.
About Bentley Systems
Bentley Systems (Nasdaq: BSY) is the infrastructure engineering software company. We provide innovative software to advance the world’s infrastructure – sustaining both the global economy and environment. Our industry-leading software solutions are used by professionals, and organizations of every size, for the design, construction, and operations of roads and bridges, rail and transit, water and wastewater, public works and utilities, buildings and campuses, and industrial facilities. Our offerings include MicroStation-based applications for modeling and simulation, ProjectWise for project delivery, AssetWise for asset and network performance, and the iTwin platform for infrastructure digital twins. Bentley Systems employs more than 4,000 colleagues and generates annual revenues of more than $800 million in 172 countries. www.bentley.com.
© 2021 Bentley Systems, Incorporated. Bentley, the Bentley logo, AssetWise, INRO, iTwin, MicroStation, ProjectWise, and Vista Data Vision are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries. sensemetrics is a registered trademark of sensemetrics Inc. All other brands and product names are trademarks of their respective owners.

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$569,536	$122,006
Accounts receivable	189,530	195,782
Allowance for doubtful accounts	(6,370)	(5,759)
Prepaid income taxes	3,994	3,535
Prepaid and other current assets	25,118	24,694
Total current assets	781,808	340,258
Property and equipment, net	27,767	28,414
Operating lease right-of-use assets	41,691	46,128
Intangible assets, net	53,697	45,627
Goodwill	622,756	581,174
Investments	5,245	5,691
Deferred income taxes	42,133	39,224
Other assets	51,771	39,519
Total assets	$1,626,868	$1,126,035
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,947	$16,492
Accruals and other current liabilities	296,497	226,793
Deferred revenues	186,396	202,294
Operating lease liabilities	15,894	16,610
Income taxes payable	11,721	3,366
Total current liabilities	526,455	465,555
Long-term debt	672,599	246,000
Long-term operating lease liabilities	27,861	31,767
Deferred revenues	7,108	7,020
Deferred income taxes	14,305	10,849
Income taxes payable	7,883	7,883
Other liabilities	16,660	15,362
Total liabilities	1,272,871	784,436
Stockholders’ equity:
Common stock	2,737	2,722
Additional paid-in capital	732,635	741,113
Accumulated other comprehensive loss	(35,394)	(26,233)
Accumulated deficit	(345,981)	(376,003)
Total stockholders’ equity	353,997	341,599
Total liabilities and stockholders’ equity	$1,626,868	$1,126,035

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenues:
Subscriptions	$188,125	$170,182
Perpetual licenses	10,116	10,814
Subscriptions and licenses	198,241	180,996
Services	23,764	13,694
Total revenues	222,005	194,690
Cost of revenues:
Cost of subscriptions and licenses	28,945	21,327
Cost of services	20,344	15,932
Total cost of revenues	49,289	37,259
Gross profit	172,716	157,431
Operating expenses:
Research and development	47,803	45,135
Selling and marketing	32,440	36,095
General and administrative	33,388	26,804
Amortization of purchased intangibles	3,438	3,436
Total operating expenses	117,069	111,470
Income from operations	55,647	45,961
Interest expense, net	(2,319)	(1,388)
Other income (expense), net	14,482	(7,390)
Income before income taxes	67,810	37,183
Provision for income taxes	(10,358)	(7,176)
Loss from investment accounted for using the equity method, net of tax	(446)	(338)
Net income	57,006	29,669
Less: Net income attributable to participating securities	—	—
Net income attributable to Class A and Class B common stockholders	$57,006	$29,669
Per share information:
Net income per share, basic	$0.19	$0.10
Net income per share, diluted	$0.18	$0.10
Weighted average shares, basic	302,583,452	285,486,972
Weighted average shares, diluted	321,736,649	292,378,627

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net income	$57,006	$29,669
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,993	8,050
Bad debt allowance (recovery)	746	(256)
Deferred income taxes	966	1,742
Deferred compensation plan activity	1,021	676
Stock-based compensation expense	8,913	1,653
Amortization and write-off of deferred debt issuance costs	1,229	138
Change in fair value of derivative	(13,661)	—
Change in fair value of contingent consideration	—	(1,390)
Foreign currency remeasurement (gain) loss	(583)	6,985
Loss from investment accounted for using the equity method, net of tax	446	338
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	14,903	38,273
Prepaid and other assets	8,257	5,653
Accounts payable, accruals and other liabilities	54,977	6,778
Deferred revenues	(21,889)	(28,247)
Income taxes payable	11,474	2,550
Net cash provided by operating activities	132,798	72,612
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(2,655)	(4,500)
Acquisitions, net of cash acquired of $1,326 and $1,986, respectively	(57,975)	(39,329)
Other investing activities	—	(1,414)
Net cash used in investing activities	(60,630)	(45,243)
Cash flows from financing activities:
Proceeds from credit facilities	16,000	58,907
Payments of credit facilities	(262,000)	(133,625)
Proceeds from convertible senior notes, net of discounts and commissions	672,750	—
Payments of debt issuance costs	(3,777)	—
Purchase of capped call options	(25,530)	—
Payments of financing leases	(50)	(47)
Payments of acquisition debt and other consideration	(25)	(127)
Payments of dividends	(8,219)	(7,802)
Payments for shares acquired including shares withheld for taxes	(18,763)	(3,918)
Proceeds from exercise of stock options	1,751	724
Net cash provided by (used in) financing activities	372,137	(85,888)
Effect of exchange rate changes on cash and cash equivalents	3,225	(2,293)
Increase (decrease) in cash and cash equivalents	447,530	(60,812)
Cash and cash equivalents, beginning of year	122,006	121,101
Cash and cash equivalents, end of period	$569,536	$60,289

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
For the Three Months Ended March 31, 2021 and 2020
(in thousands)
(unaudited)

Reconciliation of net income to Adjusted EBITDA:

	Three Months Ended
	March 31,
	2021	2020
Net income	$57,006	$29,669
Interest expense, net	2,319	1,388
Provision for income taxes	10,358	7,176
Depreciation and amortization	8,993	8,050
Stock-based compensation	8,913	1,653
Acquisition expenses	9,256	2,275
Realignment expenses	—	(8)
Other (income) expense, net	(14,482)	7,390
Loss from investment accounted for using the equity method, net of tax	446	338
Adjusted EBITDA	$82,809	$57,931

Reconciliation of net income to Adjusted Net Income:

	Three Months Ended
	March 31,
	2021	2020
Net income	$57,006	$29,669
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles and developed technologies	4,683	4,539
Stock-based compensation	8,913	1,653
Acquisition expenses	9,256	2,275
Realignment expenses	—	(8)
Other (income) expense, net	(14,482)	7,390
Total non-GAAP adjustments, prior to income taxes	8,370	15,849
Income tax effect of non-GAAP adjustments	(1,818)	(2,700)
Loss from investment accounted for using the equity method, net of tax	446	338
Adjusted Net Income	$64,004	$43,156

Reconciliation of GAAP Financial Statement Line Items to Non-GAAP Adjusted Financial Statement Line Items:

	Three Months Ended
	March 31,
	2021	2020
Cost of subscriptions and licenses	$28,945	$21,327
Amortization of purchased intangibles and developed technologies	(1,245)	(1,103)
Stock-based compensation	(86)	(28)
Adjusted cost of subscriptions and licenses	$27,614	$20,196

Cost of services	$20,344	$15,932
Stock-based compensation	(235)	(96)
Acquisition expenses	(966)	(20)
Adjusted cost of services	$19,143	$15,816

Research and development	$47,803	$45,135
Stock-based compensation	(3,909)	(619)
Acquisition expenses	(1,374)	(1,250)
Realignment expenses	—	8
Adjusted research and development	$42,520	$43,274

Selling and marketing	$32,440	$36,095
Stock-based compensation	(690)	(400)
Acquisition expenses	(44)	(77)
Adjusted selling and marketing	$31,706	$35,618

General and administrative	$33,388	$26,804
Stock-based compensation	(3,993)	(510)
Acquisition expenses	(6,860)	(812)
Adjusted general and administrative	$22,535	$25,482

Income from operations	$55,647	$45,961
Amortization of purchased intangibles and developed technologies	4,683	4,539
Stock-based compensation	8,913	1,653
Acquisition expenses	9,256	2,275
Realignment expenses	—	(8)
Adjusted income from operations	$78,499	$54,420